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                                  SCOLR, Inc.
                       3625 - 132nd Avenue SE, Ste.  300
                              Bellevue, WA  98006
                             Phone:  (425) 373-0171
                           Facsimile:  (425) 373-0181

                                 March 2, 2004


Michael Tag1ich
Tag/Kent Partners
c/o Taglich Brothers
1370 6th Avenue
New York, NY 10019

RE:     Securities Purchase Agreement by and among SCOLR, Inc.  and the
    Purchasers named therein dated as of February 24, 2004 (the "Agreement")

Dear Michael:

The purpose of this letter is to amend the Agreement to increase the Per Share Purchase Price to $3.63 with respect to the 9,631 Shares to be purchased by Michael Taglich and the 40,000 Shares to be purchased by Tag/Kent Partners. Capitalized terms used in this letter shall have the meanings assigned in the Agreement. Except as set forth herein, the Agreement shall continue in full force and effect.

Please confirm your agreement with the terms of this letter on behalf of yourself, individually, and on behalf of Tag/Kent Partners by signing the enclosed copy of this letter and returning it to me.

                               Very truly yours,

                                  SCOLR, Inc.

                              /s/ Daniel O. Wilds
                                Daniel O. Wilds
                               CEO and President

Accepted and Agreed To This
2nd day of March, 2004.  :


/s/ Michael Taglich                            /s/ Michael Taglich
--------------------                           -------------------
Michael Taglich, Individually                  Michael Taglich, General Partner
                                               Tag/Kent Partners


AMM:amh